Exhibit 32.1

Certification Pursuant to Rule 13a-14 (b) of the Securities Exchange Act of 1934 and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350 (a) and (b))
I, Jeffrey S. Hollister, President and Interim Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.
the annual report on Form 10-K of the Company for the year ended December 31, 2013 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2014	/s/ Jeffrey S. Hollister
Jeffrey S. Hollister, President and Interim Chief Executive Officer

I, Dale C. Davies, Senior Vice President, Chief Financial Officer, and Treasurer of American Railcar Industries, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.
the annual report on Form 10-K of the Company for the year ended December 31, 2013 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2014	/s/ Dale C. Davies
Dale C. Davies, Senior Vice President, Chief Financial Officer and Treasurer

A signed original of these written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.